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                                                                    Exhibit 10.1














                       INKINE PHARMACEUTICAL COMPANY, INC.

                              RETENTION BONUS PLAN










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                       INKINE PHARMACEUTICAL COMPANY, INC.

                              RETENTION BONUS PLAN


1.       BACKGROUND AND PURPOSE.
         ----------------------

         (a) InKine Pharmaceutical Company, Inc. (the "Company") hereby establishes the InKine Pharmaceutical Company, Inc. Retention Bonus Plan (the "Plan") to provide bonuses to certain employees (i) who remain with the Company through the Required Employment Date and continue to perform substantial services to the Company and (ii) whose Employment Termination Date is after the Effective Date but prior to the Required Employment Date.

         (b) Any and all amounts payable under the Plan shall be contingent upon the consummation of a Change of Control.

         (c) The Plan, as set forth herein, is intended to provide an incentive for employees to remain with the Company and contribute to its success. The Plan is not intended to be a "welfare plan" or "pension plan" as those terms are defined in section 3 of the Employee Retirement Income Security Act of 1974, as amended. Rather, the Plan is intended to constitute a bonus plan.

2.       DEFINITIONS.
         -----------

         (a) "BOARD" means the Board of Directors of InKine Pharmaceutical Company, Inc.

         (b) "CAUSE" means, except to the extent otherwise specified by the Company, a finding by the Company that you (i) have violated the Company's code of conduct, (ii) have violated the Company's anti-harassment policy, (iii) engaged in theft; (iv) have willfully neglected job responsibilities, including any act or omission which results in violation of applicable federal law, (v) have breached any written non-competition or non-solicitation agreement between you and the Company, or (vi) have disclosed trade secrets or confidential information of the Company to any person not entitled to receive such information.

         (c) "CHANGE OF CONTROL" means, for purposes of this Plan, the occurrence of the either of the following:

                  (i) If any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors; or





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                  (ii) The consummation of (i) a merger or consolidation of the
Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company

         (d) "COMMITTEE" means the Compensation Committee of the Board.

         (e) "COMPANY" means InKine Pharmaceutical Company, Inc. The term "Company" shall also include any successor to the Company by merger or otherwise.

         (f) "EFFECTIVE DATE" means June 23, 2005.

         (g) "EMPLOYMENT TERMINATION DATE" means the date on which a Participant is involuntarily terminated by the Company without Cause.

         (h) "PARTICIPANT" means an employee of the Company who is designated by the Committee as eligible to participate in the Plan and whose name is listed on Appendix A hereto.

         (i) "PLAN" means the InKine Pharmaceutical Company, Inc. Retention Bonus Plan, as set forth herein, and as the same may from time to time be amended.

         (j) "PLAN ADMINISTRATOR" means the Committee, or any person, committee or other entity designated by the Committee to administer the Plan in accordance with Section 4.

         (k) "REQUIRED EMPLOYMENT DATE" means the 90th day following the consummation of a Change of Control.

3.       RETENTION BONUS.
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         (a) Each Participant who remains employed by the Company through the
Required Employment Date or whose Employment Termination Date is after the Effective Date but prior to the Required Employment Date will receive a retention bonus in the amount set forth in subsection (b) below. In no event shall a retention bonus be paid to a Participant who ceases to be employed by the Company prior to the Required Employment Date on account the Participant's voluntary resignation or on account of the Participant's termination by the Company for Cause. The retention bonus will be paid in a lump sum in cash within 15 days after the Required Employment Date; but in any event not later than December 31 of the calendar year in which the retention bonus is earned.

         (b) The retention bonus payable to a Participant pursuant to subsection
(a) above shall be the amount set forth next to each Participant's name on Appendix A; provided that the Chief Executive Officer of the Company shall be permitted to increase a Participant's retention bonus amount listed on Appendix A.




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         (c) Participants who receive retention bonuses under this Plan shall not be entitled to receive retention bonuses under any other retention bonus plan or program maintained by the Company, and this Plan supersedes and replaces any other retention bonus arrangements for such Participants.

         (d) This Plan and the provision of benefits under this Plan shall not give Participants a right to continued employment. All Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         (e) Any and all retention bonuses payable under this Plan shall be made conditional upon the Participant's acknowledgment, in writing or by acceptance of the retention bonus, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, or any other person having or claiming an interest in such retention bonus. Retention bonuses need not be uniform as among Participants.

4.       PLAN ADMINISTRATOR.
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         The Committee shall administer the Plan consistent with the purpose and the terms of the Plan. Subject to the terms of the Plan, the Committee shall have full authority to (i) designate Participants, (ii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (iii) to determine each Participant's retention bonus; (iv) to approve the payment of retention bonuses under this Plan; (v) to decide facts in any case arising under the Plan, and
(vi) make all other determinations including factual determination, and take all other actions that the Committee deems necessary or desirable for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided that only the Committee shall have the authority to amend or terminate the Plan. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and all other actions, shall be final and binding on the Company and all employees of the Company, including the Participants and their beneficiaries.

5.       AMENDMENT AND TERMINATION.
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         The Company, by action of the Board, shall have the right to amend or terminate the Plan, at any time and from time to time, in whole or in part, for any reason, provided, however that no amendment or termination which would adversely affect the rights or benefits under the Plan of any Participant shall be made without the express written consent of the affected Participant. Notwithstanding the foregoing, this Plan shall terminate, automatically and without further action of the Company, upon the full satisfaction of all of the Company's obligations hereunder.

6.       MISCELLANEOUS.
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         (a) Nonalienation of Benefits; Successors. None of the benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits which the Participant may expect to receive, contingently or otherwise, under the Plan. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties.




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         (b) Tax Withholding. All payments under the Plan shall be made subject to all applicable federal, state and local withholding tax and payroll deduction requirements.

         (c) Unfunded Plan. No assets shall be set aside by the Company with respect to benefits to be paid under the Plan, and no Participant shall have any right to, or interest in, any particular assets of the Company that may be applied by the Company to the payment of benefits. The Participants shall be general creditors of the Company.

         (d) Payments to Incompetent Persons; Deceased Participants. Any benefit payable to or for the benefit of an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto. If a Participant dies after becoming entitled to receive a retention bonus under the Plan but before such bonus has been paid, any unpaid bonus shall be paid to the personal representative of the Participant's estate.

         (e) Section 409A. If section 409A of the Code applies to this Plan, the Plan will be administered in accordance with the applicable requirements of section 409A.

         (f) Controlling Law. The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law.

         IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, the Company has caused the same to be executed by its duly authorized officers, this _____ day of ____________________, 2005.


                                             INKINE PHARMACEUTICAL COMPANY, INC.
Attest:


                                             By:________________________________
_____________________________
         Secretary                           Title:_____________________________